UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2018
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
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001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive
Lake Success, New York 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 472-5400
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 7, 2018, Broadridge Financial Solutions, Inc. ("Broadridge" or the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2018. On August 7, 2018, the Company also posted an Earnings Webcast & Conference Call Presentation dated August 7, 2018 on the Company’s Investor Relations website at www.broadridge-ir.com. In addition, on August 7, 2018, the Company posted supplemental financial statistics related to its Investor Communication Solutions and Global Technology Operations businesses for the fourth quarter and fiscal year ended June 30, 2018 on the Company's Investor Relations home page at www.broadridge-ir.com.

Item 8.01.	Other Events.

On August 6, 2018, Broadridge's Board of Directors declared a quarterly dividend of $0.485 per share payable on October 3, 2018 to shareholders of record on September 18, 2018. This declaration reflects the Board's approval of an increase in the annual dividend amount by 33% from $1.46 to $1.94, subject to the discretion of the Board to declare quarterly dividends. The declaration and payment of future dividends to holders of the Company’s common stock will be at the discretion of its Board of Directors, and will depend upon many factors, including the Company’s financial condition, earnings, capital requirements of its businesses, legal requirements, regulatory constraints, industry practice, and other factors that the Board of Directors deems relevant.
Copies of the press release, earnings presentation and supplemental financial statistics are being furnished as Exhibits 99.1, 99.2, and 99.3 attached hereto, respectively, and are incorporated herein by reference. The information furnished pursuant to Item 2.02 and 9.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Forward-Looking Statements
This current report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “2018 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this 8-K and are expressly qualified in their entirety by reference to the factors discussed in the 2018 Annual Report. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; a material security breach or cybersecurity attack affecting the information of Broadridge’s clients; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of our key service providers to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and the demands of its clients; the ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Item 9.01 Financial Statements and Exhibits.
 Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Broadridge Financial Solutions, Inc. Press Release dated August 7, 2018.

99.2	Broadridge Financial Solutions, Inc. Earnings Webcast & Conference Call Presentation dated August 7, 2018.

99.3	Broadridge Financial Solutions, Inc. Supplemental Financial Statistics dated August 7, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 7, 2018

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/ James M. Young Name: James M. Young Title: Vice President, Chief Financial Officer

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